                                                                           11(b)

                         Freedman, Levy, Kroll & Simonds
                                Washington Square
                          1050 Connecticut Avenue, N.W.
                            Washington, DC 20036-5366


                                  June 23, 1999


AIM Variable Insurance Funds, Inc.
11 Greenway Plaza
Suite 100
Houston, Texas 77046


             RE:      SHARES OF STOCK
                      AIM VARIABLE INSURANCE FUNDS, INC.


Gentlemen:

         We have acted as counsel to AIM Variable Insurance Funds, Inc., a Maryland corporation ("AVIF"), in connection with that certain Agreement and Plan of Reorganization ("Agreement") by and among (1) the Company, acting on behalf of AIM V.I. Global Growth and Income Fund, AIM V.I. Capital Appreciation Fund, AIM V.I. International Equity Fund, AIM V.I. Telecommunications Fund, AIM V.I. Diversified Income Fund, AIM V.I. Government Securities Fund, and AIM V.I. Money Market Fund (collectively, the "Acquiring Funds"), each an investment portfolio of AVIF and (2) GT Global Variable Investment Series and GT Global Variable Investment Trust (collectively, "GT Global Funds"), each a Delaware business trust, acting on behalf of GT Global Variable Growth & Income Fund, GT Global Variable America Fund, GT Global Variable International Fund, GT Global Variable Europe Fund, GT Global Variable Natural Resources Fund, GT Global Variable Infrastructure Fund, GT Global Variable New Pacific Fund, GT Global Variable Latin America Fund, GT Global Variable Emerging Markets Fund, GT Global Variable Telecommunications Fund, GT Global Variable Strategic Income Fund, GT Global Variable Global Government Income Fund, GT Global Variable U.S. Government Income Fund and GT Global Money Market Fund (collectively, the "Acquired Funds"), each an investment portfolio of one of the GT Global Funds, and in connection with the consummation of the transactions contemplated by the Agreement (the "Reorganizations").

         The Agreement provides for the combination of one or more of the Acquired Funds with one of the Acquiring Funds according to the following schedule:
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
  ACQUIRED FUND (GT GLOBAL)                                  ACQUIRING FUND (AIM V.I.)
  -------------------------                                  -------------------------
Variable Growth & Income Fund                               Global Growth and Income Fund

Variable America Fund                                       Capital Appreciation Fund

Variable International Fund
Variable Europe Fund
Variable Natural Resources Fund
Variable Infrastructure Fund                                International Equity Fund
Variable New Pacific Fund
Variable Latin America Fund
Variable Emerging Markets Fund

Variable Telecommunications Fund                            Telecommunications Fund

Variable Strategic Income Fund                              Diversified Income Fund
Variable Global Government Income Fund

Variable U.S. Government Income Fund                        Government Securities Fund

Money Market Fund                                           Money Market Fund

Pursuant to the Agreement, all of the assets of an Acquired Fund will be transferred to the Acquiring Fund with which it will combine, the Acquiring Fund will assume all of the liabilities of the Acquired Fund, and AVIF will issue shares of the Acquiring Fund to the Acquired Fund's shareholders. The value of each Acquired Fund shareholder's account with the Acquiring Fund immediately after the Reorganization will be the same as the value of such shareholder's account with the Acquired Fund immediately prior to the Reorganizations.

         The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the shares of the Acquiring Funds to be issued pursuant to the Agreement (the "Acquiring Fund Shares") will have been filed by AVIF with the Securities and Exchange Commission and will have become effective before each Reorganization occurs.

         We have examined the following: the Company's Articles of Incorporation, as filed with the State of Maryland on January 22, 1993, Articles of Amendment, as filed with the State of Maryland April 13, 1993, April 15, 1993 and April 12, 1995, Articles Supplementary to Articles of Incorporation, as filed with the State of Maryland on April 12, 1994, February 4, 1998, and September 30, 1998; the Company's Amended and Restated Bylaws; certain Board of Directors' resolutions; Post-effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 and Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940, the Company's Registration Statement on Form N-14 substantially in the form in which it is to be filed with the SEC; a Certificate of Good Standing as issued by the Maryland State Department of Assessments and Taxation on June 23, 1999; pertinent provisions of the laws of Maryland; and such corporate and other records, certificates, representations,
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documents, and statutes that we have deemed relevant in order to render the opinion expressed herein.

         Based on the foregoing, we are of the opinion that:

         1. AVIF is a corporation validly existing and in good standing under the Maryland General Corporation Law;

         2. AVIF is an open-end, management investment company registered under the Investment Company Act of 1940;

         3. The execution, delivery and performance of the Agreement by AVIF have been duly authorized and approved by all requisite corporate action on the part of AVIF. The Agreement has been duly executed and delivered by AVIF and constitutes the valid and binding obligation of AVIF;

         4. The Acquiring Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable;

         5. To the best of our knowledge, AVIF is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement; and the Acquiring Fund Shares, when issued by AVIF directly to the shareholders of the Acquired Funds in accordance with the terms and conditions of the Agreement, will be legally issued, fully paid and nonassessable.

         We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for AVIF or who has devoted substantive attention on behalf of AVIF during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against an Acquiring Fund (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

         We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the law of the State of Maryland.

         We consent to the filing of this opinion as Exhibit 11 to AVIF's Registration Statement on Form N-14 and to the references to this firm in such Registration Statement.

                                          Very truly yours,


                                          /s/ Freedman, Levy, Kroll & Simonds
                                          -------------------------------------
                                          Freedman, Levy, Kroll & Simonds